Exhibit 99.1

FOR IMMEDIATE RELEASE

Vince Holding Corp. Announces Subscription Price for Previously Announced Rights Offering

NEW YORK, New York – August 10, 2017 – Vince Holding Corp. (NYSE: VNCE), a leading global luxury apparel and accessories brand (“Vince” or the “Company”), today announced the subscription price for its previously announced non-transferable rights offering (the “Rights Offering”).

Under the terms of the Rights Offering, Vince will distribute at no charge to the holders of its common stock on August 14, 2017 (the “Record Date”), non-transferable rights to purchase up to an aggregate of 66,670,610 new shares of its common stock. Vince will distribute to each such holder, one non-transferable right for every share of its common stock owned as of the Record Date (1 for 1). Each right will entitle the holder to purchase approximately 1.3475 shares of common stock at the subscription price of $0.45 per whole share of common stock. Rights holders who fully exercise their rights will be entitled to subscribe, subject to certain limitations and subject to allotment, for additional shares that remain unsubscribed as a result of any unexercised rights in an amount equal to up to an aggregate of 9.99% of the outstanding shares of common stock after giving effect to the consummation of the transactions contemplated by the Rights Offering and backstop commitment. Consummation of the rights offering is subject to customary closing conditions.

The Company anticipates the following important dates for the Rights Offering. These dates are subject to change, and potential subscribers should review the prospectus related to the Rights Offering (the “Prospectus”) to determine the actual dates related to the Rights Offering.

Important Dates
Record Date	Close of business on August 14, 2017
Subscription Period	From August 15, 2017 to 5:00 p.m. New York City time on August 30, 2017(1)
Withdrawal Deadline	August 30, 2017(1)
Expiration Date	August 30, 2017(1)

(1)	Unless the offering is extended by Vince.

A registration statement relating to the securities has been filed with the Securities and Exchange Commission (the “SEC”) on July 5, 2017, as amended on July 27, 2017 and August 10, 2017, but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. Copies of the Prospectus may be obtained, when available, from Broadridge Corporate Issuer Solutions, Inc., toll-free: +1 (855) 793-5068 or by email: Shareholder@Broadridge.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements: This document, and any statements incorporated by reference herein, contains forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include the statements regarding, among other things, our current expectations about the Company’s future results and financial condition, revenues, store openings and closings, margins, expenses and earnings and are indicated by words or phrases such as “may,” “will,” “should,” “believe,” “expect,” “seek,” “anticipate,” “intend,” “estimate,” “plan,” “target,” “project,” “forecast,” “envision” and other similar phrases. Although we believe the assumptions and expectations reflected in these forward-looking statements are reasonable, these assumptions and expectations may not prove to be correct and we may not achieve the results or benefits anticipated. These forward-looking statements are not guarantees of actual results, and our actual results may differ materially from those suggested in the forward-looking statements. These forward-looking statements involve a number of risks and uncertainties, some of which are beyond our control, including, without limitation: our ability to continue having the liquidity necessary to service our debt, meet contractual payment obligations (including under the tax receivable agreement) and fund our operations; our ability to comply with the covenants under our term loan facility; our ability to continue as a going concern; our ability to successfully complete the proposed Rights Offering; our ability to successfully operate the newly implemented systems, processes, and functions recently transitioned from Kellwood Company; our ability to remediate the identified material weaknesses in our internal control over financial reporting; our ability to regain compliance with the continued listing standards of the New York Stock Exchange; our ability to ensure the proper operation of the distribution facility by a third party logistics provider recently transitioned from Kellwood; our ability to remain competitive in the areas of merchandise quality, price, breadth of selection, and customer service; our ability to anticipate and/or react to changes in customer demand and attract new customers, including in connection with making inventory commitments; our ability to control the level of sales in the off-price channels; our ability to manage excess inventory in a way that will promote the long-term health of the brand; changes in consumer confidence and spending; our ability to maintain projected profit margins; unusual, unpredictable and/or severe weather conditions; the execution and management of our retail store growth plans, including the availability and cost of acceptable real estate locations for new store openings; the execution and management of our international expansion, including our ability to promote our brand and merchandise outside the U.S. and find suitable partners in certain geographies; our ability to expand our product offerings into new product categories, including the ability to find suitable licensing partners; our ability to successfully implement our marketing initiatives; our ability to protect our trademarks in the U.S. and internationally; our ability to maintain the security of electronic and other confidential information; serious disruptions and catastrophic events; changes in global economies and credit and financial markets; competition; our ability to attract and retain key personnel; commodity, raw material and other cost increases; compliance with domestic and international laws, regulations and orders; changes in laws and regulations; outcomes of litigation and proceedings and the availability of insurance, indemnification and other third-party coverage of any losses suffered in connection therewith; tax matters; and other factors as set forth from time to time in our Securities and Exchange Commission filings, including under the heading “Risk Factors” in our registration statement on

Form S-1/A filed with the Securities and Exchange Commission on August 10, 2017, and under the heading “Item 1A—Risk Factors” in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. We intend these forward-looking statements to speak only as of the time of this release and do not undertake to update or revise them as more information becomes available, except as required by law.

This press release is also available on the Vince Holding Corp. website (http://investors.vince.com/).

Investor Relations Contact:

Jean Fontana

ICR, Inc.

Jean.fontana@icrinc.com

646-277-1200